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                                                                EXHIBIT 4(d)(11)

                        INVESTMENT SUB-ADVISORY AGREEMENT


This AGREEMENT made this 1st day of January, 2002, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and CREDIT SUISSE ASSET MANAGEMENT, LLC, hereinafter referred to as the "SUB-ADVISER."

         VALIC and the SUB-ADVISER recognize the following:

                  (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

                  (b) VALIC is engaged as the investment adviser of VALIC Company II ("VC II"), pursuant to an Investment Advisory Agreement between VALIC and VCII, an investment company organized under the laws of Delaware as a business trust. VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c)      VC II currently consists of fifteen portfolios
                           ("Funds"):
                           Aggressive Growth Lifestyle Fund
                           Capital Appreciation Fund
                           Conservative Growth Lifestyle Fund
                           Core Bond Fund
                           High Yield Bond Fund
                           International Growth II Fund
                           Large Cap Value Fund
                           Mid Cap Growth Fund
                           Mid Cap Value Fund
                           Moderate Growth Lifestyle Fund
                           Money Market II Fund
                           Small Cap Growth Fund
                           Small Cap Value Fund
                           Small Cap Value Fund
                           Socially Responsible Fund
                           Strategic Bond Fund

                           In accordance with the VC II Agreement and Declaration of Trust (the "Declaration"), new Funds may be added upon approval of the Board of Trustees without the approval of shareholders. This Agreement will apply only to the Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund(s)").

                  (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.



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                  (e)      VALIC desires to enter into an Investment
                           Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

         VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.       SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

The SUB-ADVISER, subject to the control, direction and supervision of VALIC and the VC II Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), the VC II Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the VC II Board of Trustees (which procedures to the extent they govern transactions involving affiliates, will identify any affiliate of VALIC or the Fund) adopted by the Fund's Board of Trustees (provided that (i) the Fund or VALIC has provided the SUB-ADVISER with copies of all applicable provisions of the foregoing Fund documents which relate to the investment and management of the Fund and promptly notifies the SUB-ADVISER of any changes in such Fund documents and (ii) VALIC informs the SUB-ADVISER of any applicable laws relating to the management of the Fund, including restrictions or limitations on investments in the Fund, and promptly notifies the SUB-ADVISER of any changes in such laws or restrictions) shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's direction and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

         In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the most favorable overall price and execution. Subject to approval by the VC II Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER to be utilized in respect of any of its clients in accordance with the parameters of Section 28(e) of the US Securities Exchange Act of 1934, as amended (the "1934 Act"), which permits the use of "soft dollars" in certain circumstances.The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

         In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the SUB-ADVISER may engage its affiliates, VALIC and its affiliates, or any other sub-adviser to the Fund and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Covered Fund.



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         The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the VC II Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their reasonable request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the VC II Board of Trustees such periodic and special reports as VALIC and the Board of Trustees may reasonably request.

         The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. VALIC and the SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Trustees has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities or as may be required by legal process or in connection with any litigation.

         Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination in writing, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

         The SUB-ADVISER will not hold money or investments on behalf of the Fund. The money and investments will be held by the Custodian of the Fund. The SUB-ADVISER will seek to arrange for the transmission to the Custodian for the Fund, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s).

         The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or the Fund other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement. It is understood that SUB-ADVISER and its affiliates perform investment advisory and other services for various clients. VALIC agrees that SUB-ADVISER and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients which may differ from advice given, or the timing or nature of actions taken, with respect to the Covered Fund(s). VALIC also acknowledges that SUB-ADVISER and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Covered Fund(s), and that SUB-ADVISER will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon SUB-ADVISER any obligation to purchase or sell or to recommend for purchase or sale for the Covered Fund(s) any investment which SUB-ADVISER, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any other client, if in the sole and absolute discretion of SUB-ADVISER it is for any reason impractical or undesirable to take such action or make such recommendation for the Covered Fund(s).

         The SUB-ADVISER may on occasion, when the purchase or sale of a security is deemed to be in the best interest of the Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's registration statement.

         Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.



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2.       COMPENSATION OF THE SUB-ADVISER

         VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the VC II Declaration and Bylaws. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the VC II Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

         If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

         The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of the Fund.

3.       SCOPE OF THE SUB-ADVISER'S ACTIVITIES

         The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

         Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

         The SUB-ADVISER shall not be liable to VALIC, VC II, the Fund, or to any shareholder in the Fund, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this Agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

         VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) are in compliance with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund(s) comply with such Code diversification provisions, as directed by VALIC.



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4.       REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

         The SUB-ADVISER represents, warrants, and agrees as follows:

         (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement,
                  (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

         (c) The SUB-ADVISER has provided VALIC with a copy of its Form ADV as most recently filed with the SEC 48 hours prior to VALIC signing this Agreement and, after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC within a month after such filing.

         VALIC represents, warrants, and agrees as follows:

         VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         VALIC warrants and represents to SUB-ADVISER (i) that the Covered Fund(s) has been and throughout the term of this Agreement will be operated, and any securities or other financial instruments issued by the Covered Fund(s)have been and throughout the term of this Agreement will be offered and sold, in full compliance with all applicable laws, and (ii) that procedures reasonably designed to prevent and detect direct or indirect investments in securities or other financial instruments issued by Covered Fund(s), or operations of Covered Fund(s), for the purpose of, related to, or in any way involving money laundering have been and throughout the term of this Agreement will be applied.

5.       TERM OF AGREEMENT

         This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of



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         voting on such approval, and by a vote of a majority of the VC II Board of Trustees or a majority of that Fund's outstanding voting securities.

         This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on 30-60 days' prior written notice to the SUB-ADVISER. This Agreement may also be terminated by VALIC: (i) on 30-60 days' prior written notice to the SUB-ADVISER, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 30 days' prior written notice to VALIC.

6.       USE OF NAME

         For the duration of this Sub-Advisory Agreement, SUB-ADVISER grants VC II and VALIC a non-transferable, non-exclusive license to use the following names in any of the Fund's prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to direct or indirect holders of the Covered Fund (beneficial or otherwise) or to the public that refer in any way to the SUB-ADVISER:

                  "Credit Suisse"
                  "CS"
                  "CSAM"
                  "Credit Suisse Warburg Pincus"
                  "Warburg Pincus"
                  "Warburg"

         ("SUB-ADVISER names") or any combination thereof. For all other uses of SUB-ADVISER's name, VALIC may seek, and SUB-ADVISER shall not unreasonably withhold, consents to the use of the name of the SUB-ADVISER for any materials developed and distributed by or on behalf of the Covered Fund. In the event of termination, VALIC agrees that the Covered Fund's license to use these names will terminate and VALIC will take all necessary actions on behalf of the Covered Fund to delete such names from any material distributed to direct or indirect holders of the Covered Fund (beneficial or otherwise) or to the public that refer in any way to the SUB-ADVISER (other than the material to advise of such termination).

7.       OTHER MATTERS

         The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the Fund with respect to them.

         The SUB-ADVISER agrees that all books and records which it maintains for the Fund are the Fund's property. The SUB-ADVISER also agrees upon request of VALIC or the Fund, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         VALIC has herewith furnished the SUB-ADVISER copies of the Fund's Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement



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         to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

         The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Fund in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

         VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

         VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

         The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

8.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

9.       AMENDMENT AND WAIVER

         Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.



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10.      NOTICES

         All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

                  If to VALIC:

                  Attn: Nori L. Gabert, Esq.
                  2929 Allen Parkway
                  Houston, Texas 77019
                  Tel: (713) 831-5165
                  Fax: (713) 831-2258

                  If to SUB-ADVISER:

                  Attn: General Counsel
                  Credit Suisse Asset Management, LLC
                  466 Lexington Avenue
                  New York, New York 10017
                  Tel: (212) 875-3779
                  Fax: (646) 658-0855

11.      MISCELLANEOUS.

         Affiliated Transactions. VALIC shall notify SUB-ADVISER promptly, in writing, if VALIC or any of its affiliates, is or becomes an affiliate, director, trustee or controlling person of any issuer whose securities are or may be purchased for the Covered Fund(s).



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

         The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.


                                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:
ATTEST:

------------------------



                                  CREDIT SUISSE ASSET MANAGEMENT, LLC



                                  By:
                                     -------------------------------------------
                                  Name: Hal Liebes
                                  Title: Managing Director and General Counsel
ATTEST:


------------------------



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